Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to Fidelity Bancorp, Inc.'s 1998 Stock Compensation Plan (Registration Statement No. 333-71145), 1997 Employee Stock Compensation Program (Registration Statement No. 333-47841), 1993 Employee Stock Compensation Program (Registration Statement No. 333-26383), 2000 Stock Compensation Plan
(Registration   Statement  No.   333-53934),   2001  Stock   Compensation   Plan
(Registration Statement No. 333-81572), 2002 Stock Compensation Plan (Registration Statement No. 333-103448), and 2005 Stock-Based Incentive Plan
(Registration Statement No. 333-123168) of our report dated December 8, 2006 relating to the consolidated financial statements of Fidelity Bancorp, Inc.
which appears in the annual report to stockholders and is incorporated by reference in this Form 10-K.



                                   /s/ Beard Miller Company LLP


Pittsburgh, Pennsylvania
December 22, 2006